EXHIBIT 10.17
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                     AGREEMENT TO AMEND CONSULTING AGREEMENT

         This agreement is entered into this ___ day of December, 2006, between ___________________________ (the "Director") and PennFed Financial Services, Inc. ("PennFed").

         WHEREAS, a consulting agreement was entered into on March 1, 2003, between the Director and PennFed (the "Consulting Agreement").

         WHEREAS, in connection with the merger of PennFed into New York Community Bancorp, Inc. ("NYCB"), it is necessary to amend the Consulting Agreement to provide for a lump sum change in control payment in lieu of the monthly benefit the Director would have been entitled to had the Agreement continued absent the merger.

         WHEREAS, the Director will be obligated to continue to perform services on behalf of NYCB for the remainder of the Consulting Agreement term.

         NOW THEREFORE, in consideration of the premises and mutual covenants and conditions hereinafter set forth, the Director and PennFed agree as follows:

         1. New Section 10 shall be added to the Consulting Agreement to read as follows:

         Section 10.       Change in Control.
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         Upon a Change in Control (as that phrase is defined in Section  409A of the Code and the regulations and guidance of general applicability issued thereunder), the Consultant shall receive the "Lump Sum Change in Control Benefit." The Lump Sum Change in Control Benefit is the equivalent lump sum value of the monthly payments the Director would be entitled to under Section 3 hereof, assuming the following: (a) the Consultant was a Director of PennFed until the Change in Control date (the "Change in Control Retirement Date"); (b) the Consultant was available to perform consulting services under the agreement for ten years from the Change in Control Retirement Date; (c) the Consultant's annual director fees equal the annual director fees the Consultant is receiving immediately prior to the Change in Control Retirement Date; and (d) the discount rate used to determine the lump sum value is the rate referred to in Treasury Regulation Section 1.280G-1, Q&A 32 or its successor on the first day of the month next preceding the Change in Control Retirement Date.

         2. The other terms of the Consulting Agreement shall remain in full force and effect.


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                                          CONSULTANT

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                                          PENNFED FINANCIAL SERVICES

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                                          By:
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